NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the the following securities issued by Direxion Shares ETF Trust (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Direxion Daily 2-Year Treasury Bear 3X Shares (suspended: 12/1/2010) symbol: TWOZ

Direxion Daily 2-Year Treasury Bull 3X Shares (suspended: 12/1/2010) symbol: TWOL

Direxion Airline Shares (suspended: 10/11/2011) symbol: FLYX

Direxion Daily BRIC Bear 3X Shares (suspended: 9/6/2012) symbol: BRIS

Direxion Daily BRIC Bull 3X Shares (suspended: 9/6/2012) symbol: BRIL

Direxion Daily India Bear 3X Shares (suspended: 9/6/2012) symbol: INDZ

Direxion Daily Retail Bear 3X Shares (suspended: 9/6/2012) symbol: RETS

Direxion Daily Healthcare Bear 3X Shares (suspended: 9/6/2012) symbol: SICK

Direxion Daily Agribusiness Bear 3X Shares (suspended: 9/6/2012) symbol: COWS

Direxion Daily Agribusiness Bull 3X Shares (suspended: 9/6/2012) symbol: COWL

Direxion Daily Latin America Bear 3X Shares (suspended: 9/6/2012) symbol: LHB

Direxion Daily Basic Materials Bear 3X Shares (suspended: 9/6/2012) symbol: MATS

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the issuer has determined to liquidate the securitites listed above.
Accordingly,trading in the issues were suspended before the opening on the date specified above.